Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Fisker Inc.

Dan Galves, VP, Investor Relations

dgalves@fiskerinc.com

FiskerIR@icrinc.com

Simon Sproule, SVP, Communications

310.374.6177

Fisker@GoDRIVEN360.com

FISKER INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2020 FINANCIAL RESULTS

FEBRUARY 25, 2021

•

Fisker Ocean program in high gear and remains on-track for Q4 2022 start of production at Magna Steyr’s manufacturing facilities in Europe. Technology decisions enable greater range, acceleration, advanced driving assistance, and overall more content than initially planned.

•	Key department heads and top talent from software, fintech, mobile comm’s, video gaming, and auto industries in place. Total of 148 full-time employees onboard.

•

Reservations total 12,467 as of today. Retail daily reservation rate up 400% since mid-October 2020. More than 70% of reservation-holders currently drive internal combustion vehicles and more than 50% drive non-premium brands, indicating broad consumer appeal for our products.

•	Announced an MOU with Hon Hai Technology Group (Foxconn) to jointly develop a breakthrough vehicle pioneering a new market segment to be sold globally under the Fisker brand commencing in Q4 2023.

LOS ANGELES, CA — Fisker Inc. (NYSE: FSR) (“Fisker”) — designer and manufacturer of the world’s most emotion-stirring, eco-friendly electric vehicles and advanced mobility solutions — today announced its financial results for the fourth quarter and fiscal year ended December 31, 2020.

“Fisker’s vision to reimagine the automotive company came to life in Q4, including securing funding to fully support the Fisker Ocean program development, hiring key talent, and progressing on key program milestones,” stated Henrik Fisker, Chairman and Chief Executive Officer. “We are now in full execution mode on the FM29 platform and Ocean program, and our partnership with Magna International Inc. (Magna) is strong. We are confident of an on-time start of production next year (Q4 2022) at Magna Steyr’s facilities in Europe and a systematic ramp up to full production in 2023. I believe that the Ocean and future Fisker vehicles will be differentiated and stand out to our customers through design, unique features, and optimized sustainability. Key to our strategy is our asset-light development process, rapid decision-making and flat organization structure, enabling identification and implementation of advanced technologies as late as 18 months before production launch. In an industry where technology is changing so rapidly, we believe this is a significant advantage over the traditional product development process where most manufacturers typically freeze design, technology, and attributes 2.5 – 3 years before launch.”

Fourth Quarter 2020 Business Highlights:

•

Completed business combination with Spartan Energy Acquisition Corp. (“Spartan”) and related PIPE financing, providing an additional $977 million in net proceeds to support Fisker’s product development, working capital and capital expenditure requirements.

•

Fisker has established its key development centers, including our approximately 78,000 square-foot headquarters in Manhattan Beach, CA (‘Inception’), our software and R&D center in San Francisco (‘Source Code’), and our advanced design center in Los Angeles (‘Limitless’).

•	Completed, on schedule, a key Fisker Ocean program engineering milestone called Preliminary Production Specification in November 2020.

•	Announced first fleet reservation with European ride-hailing service Viggo for 300 units initially.

Recent Updates:

•

Nominated a significant number of global suppliers for key components. Global supplier nominations for high energy-density battery cells, battery pack technology, and integrated drive units support an increase in Ocean’s targeted range to 350+ miles (for the Ultra Long Range (ULR) version of the vehicle) and 0-60 times of <4.0 seconds for all but the base version of the Ocean. These specifications are meaningfully above our initial targets and are expected to support overall vehicle performance consistent with the segment leaders at launch.

•

Partnered with Magna to develop Fisker-Intelligent Pilot ADAS / AV hardware, standardized across all versions of Fisker Ocean. This system includes state-of-the-art vision, digital-imaging radar, and multi-domain controller and acts as a platform to deliver unique software-based safety, anti-annoyance, and entertainment features.

•	Employee recruitment accelerated, with headcount rising to 148 full-time employees as of today.

•

Announced an MOU with Hon Hai Technology Group (Foxconn) to jointly develop a breakthrough vehicle pioneering a new segment targeted to be sold globally commencing in Q4 2023. This project is expected to ensure a steady cadence of new innovative products and broaden Fisker’s potential market share. We believe we will continue to open up market opportunities with new “segment-busting” products in the future.

•	Reservations total 12,467 as of today. The trailing 30-day average of daily retail reservations reflects an approximate 400% increase since our public listing in October 2020.

•

Conducting voluntary surveys of our reservation holders from time to time. Initial findings bolster confidence in the breadth of our addressable market as more than 70% of reservation-holders currently drive internal combustion engine vehicles and more than 50% drive vehicles from non-premium brands.

•

Ongoing discussions for fleet reservations are promising. We anticipate significant additional growth in this area in 2021 (particularly company car programs in Europe) and now have dedicated staff targeting this important market.

Fourth Quarter 2020 Financial Highlights:

•	Cash and cash equivalents of $991.2 million as of December 31, 2020 and zero debt.

•	Loss from operations totaled $31.3 million, which includes $0.4 million of stock-based compensation expense.

•	Net loss totaled $12.0 million, which includes a $19 million non-cash gain reflecting changes in fair value of convertible equity securities and embedded derivatives.

•	Net cash used in operating activities totaled $30.1 million.

•	Cash paid for capital expenditures totaled $0.5 million.

•	Weighted average shares outstanding totaled 223.1 million, not including dilutive effects of outstanding warrants and options.

2021 Business Outlook

The following information reflects Fisker’s expectations for key non-GAAP operating expenses and capital expenditures in full-year 2021. Spending is expected to be roughly equivalent by quarter. The ramp-up in spending in Q1 2021 versus prior periods is a reflection that the concept and sourcing work in the second half of 2020 was successful and the Ocean program development is now in high gear.

Expense item	USD, millions
Research & Development (Non-GAAP)[1]	185 - 205
Selling, General, and Administrative (Non-GAAP)[1]	25 - 35

Total Operating Expenses (Non-GAAP)[1]	210 - 240
Capital Expenditures	210 - 240

1Excludes stock-based compensation expense. A reconciliation to the corresponding GAAP amount is not provided as the quantification of stock-based compensation excluded from the non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts. The Non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable.

Conference Call Information

Fisker Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. The live audio webcast along with supplemental information will be accessible on the Company’s Investor Relations website at https://investors.fiskerinc.com. A recording of the webcast will also be available following the conference call.

Use of Non-GAAP Financial Measures (Unaudited)

This press release and the accompanying tables references certain non-GAAP financial measures, including non-GAAP adjusted loss from operations, non-GAAP selling, general, and administrative expense, non-GAAP research and development expense and non-GAAP total operating expenses. These non-GAAP financial measures differ from their directly comparable GAAP financial measures due to adjustments made to exclude stock-based compensation expense. None of these non-GAAP financial measures is a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles in the United States (GAAP) and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

The Company believes that presenting these non-GAAP financial measures provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies. Therefore, both GAAP financial measures of Fisker’s financial performance and the respective non-GAAP measures should be considered together. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.

Disclosure Information

Fisker uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. It also uses various social media channels as a means of disclosing information about the company and its products to its customers, investors and the public (e.g., @fiskerinc, @fiskerofficial, #fiskerinc, #henrikfisker and #fisker on Twitter, Facebook, Instagram, YouTube, TikTok and LinkedIn). Accordingly, investors should monitor Fisker’s investor relations website and social media channels in addition to following Fisker’s press releases, SEC filings, and public conference calls and webcasts.

About Fisker Inc.

California-based Fisker Inc. is revolutionizing the automotive industry by developing the most emotionally desirable and eco-friendly electric vehicles on Earth. Passionately driven by a vision of a clean future for all, the company is on a mission to become the No. 1 e-mobility service provider with the world’s most sustainable vehicles. To learn more, visit www.Fiskerinc.com – and enjoy exclusive content across Fisker’s social media channels: Facebook, Instagram, Twitter, YouTube and LinkedIn. Download the revolutionary new Fisker mobile app from the App Store or Google Play store.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the quotations of our Chief Executive Officer and statements regarding the Company’s future performance under “2021 Business Outlook,” the reported financial results for the fourth quarter and fiscal year, which are subject to completion of the Company’s audit, and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the completion of procedures and controls associated with Fisker’s year-end financial reporting, including all the customary reviews, audit and approvals; Fisker’s limited operating history; Fisker’s ability to enter into additional manufacturing and other contracts with Magna, or other OEMs or tier-one suppliers in order to execute on its business plan; the risk that OEM and supply partners do not meet agreed upon timelines or experience capacity constraints; Fisker may experience significant delays in the design, manufacture, regulatory approval, launch and financing of its vehicles; Fisker’s ability to execute its business model, including market acceptance of its planned products and services; Fisker’s inability to retain key personnel and to hire additional personnel; competition in the electric vehicle market; Fisker’s inability to develop a sales distribution network; and the ability to protect its intellectual property rights; and those factors discussed in Fisker’s Registration Statement on Form S-1 (No. 333-249981) under the heading “Risk Factors,” filed with the Securities and Exchange Commission (the “SEC”) and other reports and documents Fisker files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Fisker undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Fourth Quarter 2020 Financial Results

Fisker Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(amounts in thousands, except share and per share data)

	Three Months Ended Dec. 31,		Years Ended December 31,
	2020	2019	2020	2019
Operating costs and expenses:
General and administrative	$14,216	$743	$22,272	$3,626
Research and development	17,090	2,019	21,052	6,962

Total operating costs and expenses	31,306	2,763	43,324	10,588

Loss from operations	(31,306)	(2,763)	(43,324)	(10,588)
Other income (expense):
Other income (expense)	196	(25)	346	(33)
Interest expense	(284)	(158)	(1,610)	(178)
Changes in fair value - convertible equity security & embedded derivative	19,356	(71)	(10,053)	(80)

Total other income (expense)	19,269	(254)	(11,317)	(291)

Net loss	$(12,037)	$(3,017)	$(54,641)	$(10,879)

Basic and Diluted net loss per share	$(0.05)	$(0.03)	$(0.40)	$(0.10)
Basic and Diluted weighted average common shares outstanding	223,116,142	105,388,078	135,034,921	105,343,914

Fisker Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(amounts in thousands, except share and per share data)

	As of December 31,
	2020	2019
Current assets:
Cash and cash equivalents	$991,158	$1,858
Prepaid expenses and other current assets	9,872	18

Total current assets	1,001,029	1,876

Non-current assets:
Property and equipment, net	945	65
Right of use asset, net	2,548	135
Other non-current assets	1,329	—
Intangible asset	58,041	—

Total noncurrent assets	62,862	200

Total assets	$1,063,892	$2,076

Current liabilities:
Accounts payable	$5,158	$2,135
Accrued expenses	7,408	928
Lease liabilities (short term)	655	144
Founders demand note payable	—	250

Total current liabilities	13,220	3,456

Non-current liabilities:
Customer deposits	3,527	946
Bridge notes payable	—	3,797
Lease liabilities	1,912	—

Total non-current liabilities	5,439	4,743

Total liabilities	18,659	8,199

Temporary equity	—	11,021
Stockholder’s equity (deficit)	1,045,232	(17,143)

Total liabilities and equity	$1,063,892	$2,076

Fisker Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(amounts in thousands, except share and per share data)

	Three Months Ended Dec. 31,		Years Ended December 31,
	2020	2019	2020	2019
Cash flows from Operating Activities
Net loss	$(12,037)	$(3,017)	$(54,641)	$(10,879)
Stock-based comp	377	42	711	85
Depreciation and Amortization	51	6	77	25
Change in operating assets and liabilities	206	383	395	3,151
Other operating activities	(18,660)	237	15,452	358

Net cash used in operating activities	(30,064)	(2,349)	(38,006)	(7,260)

Cash flows from Investing Activities
Purchase of property and equipment	(453)	—	(677)	(14)

Net cash used in investing activities	(453)	—	(677)	(14)

Cash flows from Financing Activities
Proceeds from issuance of bridge notes	—	2,496	5,372	3,579
Proceeds from issuance of convertible security	—	—	46,500	—
Proceeds from exercise of warrants / stock options	4	2	87	8
Proceeds from share issuance, net	976,694	—	976,023	—

Net cash provided by financing activities	976,699	2,498	1,027,982	3,586

Net increase / (decrease) in cash and cash equivalents	946,181	149	989,300	(3,688)
Cash and cash equivalents, beginning of period	44,976	1,710	1,858	5,546

Cash and cash equivalents, end of period	$991,158	$1,858	$991,158	$1,858

GAAP Loss from Operations to Non-GAAP Adjusted Loss from Operations

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended Dec. 31,		Years Ended December 31,
	2020	2019	2020	2019
GAAP Loss from operations	$(31,106)	(2,763)	(43,324)	(10,588)
Add: stock-based compensation	377	42	711	85

Non-GAAP Adjusted loss from operations	$(30,929)	$(2,721)	$(42,613)	$(10,503)

Source: Fisker Inc.